UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2024

Duolingo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40653	45-3055872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 567-6602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DUOL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on November 16, 2021, Duolingo, Inc. (the “Company”) entered into an Office Lease Agreement (the “Lease”) with 5704 Penn Office, LLC. (the "Landlord"), to lease approximately 38,000 square feet of office space located at Liberty East at 141 South Saint Clair Street, Pittsburgh, Pennsylvania (the “Premises”) for additional office space. Initial base rent under the Lease was approximately $148,000 per month, with an increase by approximately 2.0% per annum. The initial term of the Lease began on November 16, 2021 and provided for the Company to commence paying rent thereunder on the later of (i) the date the Landlord delivered the Premises to the Company with the Landlord’s work having been substantially completed or (ii) May 1, 2022 (the “Rent Commencement Date”), with the lease term expiring on the 13th anniversary of the Rent Commencement Date. The Company later entered into a Commencement Date Agreement, in the form attached to the Lease, providing for a Rent Commencement Date of June 15, 2022 and an expiration date of June 15, 2035.

On March 4, 2024, the Company entered into the First Amendment to the Lease (the “First Amendment”), which, among other things, increases the leased square footage by 110,008 square feet to a total of 148,266 square feet beginning on August 1, 2025, with an expiration date of April 30, 2036. Under the First Amendment, the monthly fixed base rent (as defined in the First Amendment) for the initial square footage increases to approximately $188,000 per month for the period commencing June 16, 2035 and ending April 30, 2036. The initial base rent of the additional square footage is approximately $394,000 per month and will increase by approximately 2.0% per annum, with the exception of the third and fifth years, which have increases of approximately 9% related to additional parking access.

Under the terms of the First Amendment, the Landlord will provide the Company with an improvement allowance of up to approximately $6.6 million for costs relating to the design, permitting, and construction of improvements to the Premise.

The foregoing summary of the First Amendment is only a summary of the material terms of the First Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOLINGO, INC.

Date: March 5, 2024	By:	/s/ Matthew Skaruppa
Matthew Skaruppa
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)